                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  Wade A.  Dokken,  President  and Chief  Executive
Officer of American  Skandia Life  Assurance  Corporation,  a Connecticut  corporation  (the  "Corporation"),  does hereby make,  constitute and appoint Kathleen A. Chapman,  Assistant  Corporate  Secretary,  as his true and lawful attorney-in-fact  and  agent  with  all  power  and  authority  on his  behalf  to  sign  her  name  on any and all registration  statements,  applications  for exemptive  relief,  documents,  instruments,  and/or exhibits  related thereto  and any and all  amendments  thereto  (including  any and all pre- and  post-effective  amendments  to any registration  statement)  on any form or forms  for the  purpose  of  registering  Annuity,  Variable  Annuity  and
Variable Life Insurance  products under the  Securities  Act of 1933 and the Investment  Company Act of 1940,  with the Securities and Exchange Commission,  granting unto said  attorney-in-fact and agent full power and authority to do and perform each and every act  authorized by the Power of Attorney and the  undersigned  does hereby ratify and confirm all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, the undersigned has subscribed hereunder this
         17th day of July, 2001.

                                                        /s/ Wade A. Dokken
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                                                              Wade A. Dokken